UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2012

Cobalt International Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

Two Post Oak Central

1980 Post Oak Boulevard, Suite 1200

Houston, Texas 77056

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on April 26, 2012. There were 410,687,816 shares of Common Stock entitled to vote at the meeting and a total of 357,607,393 (approximately 87%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 — The election of twelve directors to serve until the 2013 Annual Meeting, and until their respective successors are elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Joseph H. Bryant	333,001,932	17,666,977	6,938,484
Peter R. Coneway	323,735,550	26,933,359	6,938,484
Michael G. France	327,245,581	23,423,328	6,938,484
Jack E. Golden	343,514,998	7,153,911	6,938,484
N. John Lancaster	323,449,652	27,219,257	6,938,484
Scott L. Lebovitz	327,246,576	23,422,333	6,938,484
Jon A. Marshall	346,988,606	3,680,303	6,938,484
Kenneth W. Moore	327,240,269	23,428,640	6,938,484
Kenneth A. Pontarelli	323,456,614	27,212,295	6,938,484
Myles W. Scoggins	347,490,600	3,178,309	6,938,484
D. Jeff van Steenbergen	323,284,866	27,384,043	6,938,484
Martin H. Young, Jr.	348,661,407	2,007,502	6,938,484

Proposal 2 — The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2012.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

357,166,124	63,277	377,992

Proposal 3 — Advisory vote on executive compensation to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement

The compensation of the Company’s named executive officers was approved by advisory vote as follows:

For	Against	Abstain	(Broker Non-Votes)

340,504,504	2,046,317	8,118,088	6,938,484

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Senior Vice President and General Counsel